EX-23.d.1.a
EXHIBIT A
INVESTMENT ADVISORY AGREEMENT
BETWEEN
NATIONWIDE FUND ADVISORS AND NATIONWIDE MUTUAL FUNDS
Effective May 1, 2007
Renewed May 1, 2009*

Funds of the Trust	Advisory Fees
Nationwide Fund	0.60% on assets up to $250 million
Nationwide Growth Fund	0.575% on assets of $250 million and more
but less than $1 billion
0.55% on assets of $1 billion and more
but less than $2 billion
0.525% on assets of $2 billion and more
but less than $5 billion
0.50% for assets of $5 billion and more
Nationwide Value Opportunities Fund	0.70% on assets up to $250 million
0.675% on assets of $250 million and more
but less than $1 billion
0.65% on assets of $1 billion and more
but less than $2 billion
0.625% on assets of $2 billion and more
but less than $5 billion
0.60% for assets of $5 billion and more
Nationwide Micro Cap Equity Fund	1.25% of the Fund’s average daily net assets
Nationwide Mid Cap Growth Fund	0.75% on assets up to $250 million
0.725% on assets of $250 million and more
but less than $1 billion
0.70% on assets of $1 billion and more
but less than $2 billion
0.675% on assets of $2 billion and more
but less than $5 billion
0.65% for assets of $5 billion and more
NorthPointe Small Cap Value Fund	0.85% of the Fund’s average daily net assets
NorthPointe Small Cap Growth Fund	0.95% of the Fund’s average daily net assets
Nationwide Bond Fund	0.50% on assets up to $250 million
Nationwide Government Bond Fund	0.475% on assets of $250 million and more
but less than $1 billion
0.45% on assets of $1 billion and more
but less than $2 billion
0.425% on assets of $2 billion and more
but less than $5 billion
0.40% for assets of $5 billion and more

Funds of the Trust	Advisory Fees
Nationwide Money Market Fund	0.40% on assets up to $1 billion
0.38% on assets of $1 billion and more
but less than $2 billion
0.36% on assets of $2 billion and more
but less than $5 billion
0.34% for assets of $5 billion and more
Nationwide S&P 500 Index Fund	0.13% on assets up to $1.5 billion
0.12% on assets of $1.5 billion and more
but less than $3 billion
0.11% on assets of $3 billion and more
but less than $4.5 billion
0.10% on assets of $4.5 billion and more
Nationwide Small Cap Index Fund	0.20% on assets up to $1.5 billion
0.19% on assets of $1.5 billion and more
but less than $3 billion
0.18% on assets of $3 billion and more
Nationwide Mid Cap Market Index Fund	0.22% on assets up to $1.5 billion
0.21% on assets of $1.5 billion and more
but less than $3 billion
0.20% on assets of $3 billion and more
Nationwide International Index Fund	0.27% on assets up to $1.5 billion
0.26% on assets of $1.5 billion and more
but less than $3 billion
0.25% on assets of $3 billion and more
Nationwide Bond Index Fund	0.22% on assets up to $1.5 billion
0.21% on assets of $1.5 billion and more
but less than $3 billion
0.20% on assets of $3 billion and more
Nationwide Large Cap Value Fund	0.75% on assets up to $100 million
0.70% on assets of $100 million and more
Nationwide Investor Destinations	0.13% of average daily net assets
Aggressive Fund
Nationwide Investor Destinations	0.13% of average daily net assets
Moderately Aggressive Fund
Nationwide Investor Destinations	0.13% of average daily net assets
Moderate Fund
Nationwide Investor Destinations	0.13% of average daily net assets
Moderately Conservative Fund
Nationwide Investor Destinations	0.13% of average daily net assets
Conservative Fund

Funds of the Trust	Advisory Fees
Nationwide Short Duration Bond Fund	0.35% on assets up to $500 million
0.34% on assets of $500 million and more
but less than $1 billion
0.325% on assets of $1 billion and more
but less than $3 billion
0.30% on assets of $3 billion and more
but less than $5 billion
0.285% on assets of $5 billion and more
but less than $10 billion
0.275% for assets of $10 billion and more
Nationwide Enhanced Income Fund	0.35% on assets up to $500 million
0.34% on assets of $500 million and more
but less than $1 billion
0.325% on assets of $1 billion and more
but less than $3 billion
0.30% on assets of $3 billion and more
but less than $5 billion
0.285% on assets of $5 billion and more
but less than $10 billion
0.275% for assets of $10 billion and more
Nationwide U.S. Small Cap Value Fund	0.95% of average daily net assets
Nationwide International Value Fund	0.85% of average daily net assets
Nationwide Value Fund	0.65% of average daily net assets

*	As approved by the Board of Trustees at its meeting held on January 16, 2009.

TRUST: NATIONWIDE MUTUAL FUNDS
By:
Name:
Title:

ADVISER: NATIONWIDE FUND ADVISORS
By:
Name:
Title: